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                                                               EX-99.B(d)(1)(ii)

                                                               AS OF MAY 1, 2003

                                   SCHEDULE A
                           WELLS FARGO VARIABLE TRUST

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                            capped operating        Expiration/
Name of fund                expense ratio           Renewal Date
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Asset Allocation            1.00%                   April 30
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Equity Income               1.00%                   April 30
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Equity Value                1.00%                   April 30
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Growth                      1.00%                   April 30
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International Equity        1.00%                   April 30
----------------------------------------------------------------
Large Company Growth        1.00%                   April 30
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Money Market/1/             0.75%                   April 30
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Small Cap Growth            1.20%                   April 30
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Total Return Bond           0.90%                   April 30
----------------------------------------------------------------

Approved by the Board of Trustees: October 24, 2000, December 18, 2000 and February 4, 2003.

The above schedule of capped operating expense ratios is agreed to as of May 1, 2003.

                                        WELLS FARGO VARIABLE TRUST

                                        By:  /s/ C. David Messman
                                           -------------------------------------
                                           C. David Messman
                                           Secretary

                                        WELLS FARGO FUNDS MANAGEMENT, LLC

                                        By:  /s/ Stacie D. DeAngelo
                                           -------------------------------------
                                           Stacie D. DeAngelo
                                           Vice President

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/1/  Effective May 1, 2003, Funds Management has elected to commit to maintain the capped operating expense ratio for this Fund through April 30, 2004. Thereafter, the Expiration/Renewal Date is April 30.

dc-376641

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                                                               AS OF MAY 1, 2003

                                   SCHEDULE B

                           WELLS FARGO VARIABLE TRUST

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dc-376641